Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Dividend Capital Diversified Property Fund Inc.

We consent to the use of our report dated September 3, 2010, with respect to the statement of revenues and certain expenses of the National Office and Industrial Portfolio for the year ended December 31, 2009, incorporated by reference herein. We further consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

September 4, 2012